Exhibit 10.1

SHARE EXCHANGE AGREEMENT

by and between

PARETEUM CORPORATION

and

ARTILIUM, PLC

DATED AS OF OCTOBER 16, 2017

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”) is made and entered into as of the 16th day of October, 2017 (“Agreement Date”), by and between Pareteum Corporation., a Delaware corporation (“TEUM”) and Artilium, PLC, a public limited company incorporated under the laws of England and Wales with registered number 03904535 (“ARTA”). TEUM and ARTA are referred to herein individually as a “Party” and jointly as the “Parties.”

PREAMBLE

WHEREAS, pursuant to the terms and subject to the conditions of this Agreement, TEUM desires to issue and sell to ARTA, and ARTA desires to acquire from TEUM 3,200,332 shares of common stock of $0.0001 each in the capital of TEUM (the “TEUM Shares”), notionally valued at USD $1.26 per share, in exchange for 27,695,177 newly issued ordinary shares of £0.05 each in the capital of ARTA (the “ARTA Shares”) notionally valued at GBP £0.11 each. The TEUM Shares and the ARTA Shares are at times collectively referred to herein as the “Exchange Securities.”

WHEREAS, the obligation of the Parties to effect the Exchange is subject to the conditions set forth in Article V hereof.

WHEREAS, the Parties concurrently with the execution of this Agreement will execute a Strategic Partnership Agreement for the mutual pursuit of joint commercial opportunities.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, the Parties hereto, intending to be legally bound, hereby agree as follows:

CERTAIN DEFINITIONS

In addition to the terms defined elsewhere in this Agreement the following terms have the meanings set forth below:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Applicable Law” means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the businesses of the Parties, the Exchange (as defined in Section 1.1 of this Agreement) and/or the Parties.

“ARTA Ordinary Shares” means the ordinary shares of £0.05 each in the capital of ARTA.

“Board of Directors” means the board of directors of TEUM or ARTA, as appropriate.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York and/or in the City of London are authorized or required by law or other governmental action to close.

“Closing” means the closing of the exchange of the TEUM Shares and the ARTA Shares pursuant to Section 1.2.

“Closing Date” means the Business Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) ARTA’s obligations to issue the ARTA Shares as payment and (ii) TEUM’s obligations to deliver the TEUM Shares, in each case, have been satisfied or waived, but in no event later than the third Business Day following the date hereof.

“Commission” means the United States Securities and Exchange Commission.

“Consents” means consents, authorization, approvals, actions, waivers and similar writings.

“Contract” means any contract, mortgage, indenture, lease, sublease, note, bond, deed of trust, license, sublicense, purchase order, sales order, undertaking, understanding, plan, commitment, arrangement, instrument, or other agreement, oral or written, formal or informal.

“Document” means any Contract, financial statement, registration, certificate (including officer’s certificates), application, other writing or other document.

“GAAP” means generally accepted accounting principles in the United States of America as promulgated by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or any successor institutes concerning the treatment of any accounting matter.

“IFRS” means the standards and interpretations adopted by the International Accounting Standards Board (“IASB”), including (i) the International Financial Reporting Standards issued by the IASB, (ii) the International Accounting Standards originally issued by the International Accounting Standards Committee, in the form adopted by the IASB (iii) the final interpretations issued by the International Financial Reporting Interpretations Committee and (iv) the final interpretations issued by the Standing Interpretations Committee, consistently applied, as in effect at the date of such financial statements or information to which it refers.

“Governmental Authority” means any United Kingdom, United States and/or foreign federal, state, local or other governmental authority of any kind or nature, including any department, subdivision, commission, board, bureau, regulatory agency, agency or instrumentality thereof, any court and any administrative agency, and any comparable body performing any governmental functions.

“Indemnifiable Claim” means any claim or other Proceeding with respect to which an Indemnitee may be entitled to indemnification or damages under this Agreement.

“Indemnitee” means the Party or other Person seeking indemnification or damages pursuant to this Agreement.

“Indemnitor” means the Party that is required or requested to provide indemnification or damages pursuant to this Agreement.

“Law” means, as to any Person, the certificate of incorporation and by-laws, and any statute, rule, regulation, ordinance, code, guideline, law, judicial decision, determination, order (including any injunction, judgment, writ, award or decree) or Consent of a court, other Governmental Authority or arbitrator, in each case applicable to or binding upon such Person, including the conduct of its business, or any of its assets or revenues or to which such Person or any of its assets or revenues are subject.

“Liabilities” means any liabilities, commitments or other obligations of any kind or nature whatsoever, accrued, fixed, contingent or otherwise, liquidated or unliquidated, direct or indirect, choate or inchoate, determined, determinable or non-determinable, due or to become due.

“Losses” means any and all Liabilities, losses, claims (including allegations), demands, other Proceedings, damages, deficiencies, assessments, judgments, fines, penalties, reasonable costs (including remediation, renewal or response costs, and costs of investigation), and reasonable expenses (including reasonable legal fees and expenses, including reasonable legal fees and expenses incurred in the enforcement of the obligations under Section 6.1 or Section 6.2).

“Material Adverse Effect” means a material adverse effect upon the businesses, operations, results of operations, assets, condition (financial or otherwise) of TEUM or ARTA (when taken as a combined whole).

“Person” means any individual, corporation, partnership, limited liability company, trust, association, Governmental Authority or any other entity.

“Proceedings” means any claims, controversies, demands, actions, lawsuits, investigations, proceedings or other disputes, formal or informal, including any by, involving or before any arbitrator or any Governmental Authority.

“Securities Act” means the Securities Act 1933, as amended or supplemented from time to time, in the United States.

“Subsidiaries” means the subsidiaries of TEUM listed in its SEC Reports (as defined below) or ARTA as the case may require.

“Taxes” means any and all taxes or assessments of any kind or nature whatsoever, whether imposed in the United Kingdom, the United States or elsewhere in the world, including any and all income, franchise, gross receipts, sales, alternative, add-on, minimum, employment, real property, personal property, business, capital stock, use and occupancy, ad valorem, transfer, license, excise, stamp, other transfer, estimated, withholding, service, payroll and recording taxes and any related penalties, charges, interest and other additions thereto.

“TEUM Common Stock” means, at any applicable point in time, the issued and outstanding shares of common stock of $0.0001 TEUM.

“Trading Market” means the principal trading market on which the shares of TEUM or ARTA, as the case may be, are traded.

“Transaction Documents” means this Agreement, any documents appended hereto as an Exhibit and all agreements, documents and instruments executed and delivered pursuant thereto.

ARTICLE I

THE EXCHANGE

1.1           The Exchange. On the Closing Date, subject to the terms and conditions set forth in this Agreement, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, TEUM hereby agree to issue and deliver to ARTA, with full title guarantee, and ARTA shall acquire and accept from TEUM, 3,200,332 TEUM Shares and in exchange, ARTA shall issue and deliver 27,695,177 ARTA Shares to TEUM (the “Exchange”). The Parties shall deliver the other items set forth in Sections 1.3 and 1.4, deliverable at the Closing.

1.2           Closing and Effective Time. Upon satisfaction of the covenants and conditions set forth in Articles IV and V, the Closing of the issuance by TEUM of the TEUM Shares and the issuance by ARTA of the ARTA Shares shall be deemed to take place at the offices of Sichenzia Ross Ference Kesner LLP not later than three Business Days after all of the conditions to closing specified in this Agreement (other than those conditions requiring the execution or delivery of a Document or the taking of some action at the Closing) have been fulfilled or waived by the Party entitled to waive that condition; provided, however, that (a) the Parties shall use their best efforts to effect the Closing by 16:00 Eastern Standard Time on Monday October 16, 2017, and (b) the Closing may take place by facsimile or other means as may be mutually agreed upon in advance by the Parties.

1.3           Deliveries at Closing by TEUM. At the Closing, subject to the terms and conditions of this Agreement, TEUM shall execute and/or deliver (as applicable), or cause to be executed and/or delivered, to ARTA:

(a)          this Agreement duly executed by TEUM;

(b)        a letter of instruction to TEUM’s transfer agent instructing such transfer agent to issue certificates evidencing the TEUM Shares in the name of ARTA; and

(c)          such other Documents as may be reasonably requested by ARTA and approved in good faith by TEUM’s Board of Directors and TEUM’s counsel, that are necessary to effect the Closing.

1.4           Deliveries at Closing by ARTA. At the Closing, subject to the terms and conditions of this Agreement, ARTA shall execute and deliver or cause to be executed and delivered to TEUM:

(a)          this Agreement duly executed by ARTA;

(b)        a letter of instruction to ARTA’s transfer agent instructing such transfer agent to issue certificates evidencing the ARTA Shares in the name of TEUM; and

(b)           such other Documents as may be reasonably requested by TEUM and approved in good faith by ARTA’s Board of Directors and ARTA’s counsel, that are necessary to effect the Closing.

1.5           Restrictions on Resale. None of the TEUM Shares will be registered under the Securities Act, or the securities laws of any state, and the TEUM Shares cannot be transferred, hypothecated, sold or otherwise disposed of until; (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) an opinion of counsel for the a Party is provided, reasonably satisfactory to counsel for the other Party, that an exemption from the registration requirements of the Securities Act is available. The TEUM Certificates will accordingly contain a customary Securities Act 1933, section 144, legend until the same is removed in accordance with that Act. To the extent that similar rules or restrictions apply to ARTA Shares, TEUM agrees to comply with those. Further, both Parties hereby agree to provide reasonable assistance and cooperation to ensure compliance with their respective jurisdictions’ securities laws in place from time to time as well as ensuring admission to trading of the TEUM Shares and/or ARTA Shares on a relevant stock exchange and/or otherwise disposing of the TEUM Shares or ARTA Shares after the agreed lock-up period.

1.6        CRESR Holding/Listing of ARTA Shares

(a)          ARTA confirms that it has authorised its nominated advisor to make application on its behalf in accordance with Rule 29 of part 1 of the AIM Rules for Companies in connection with the admission to trading on AIM of the ARTA Shares (the “Application”) and undertakes that it will pay all such fees as may be necessary to obtain admission of the ARTA Shares to trading on AIM becoming effective in accordance with Rule 6 of Part 1 of the AIM Rules for Companies by no later than 8.00 am on December 31, 2017 or such later date as is agreed in writing between the parties.

(c)          ARTA undertakes to TEUM that it shall promptly, following admission of the ARTA Shares to trading on AIM becoming effective procure the registration of TEUM as a member of ARTA and ARTA shall, subject to TEUM or its nominated agent having provided ARTA’s registrars with the relevant CREST participant ID and CREST member account ID, procure that the registrars credit such shares to the relevant CREST accounts not later than December 31, 2017.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF TEUM

Except as set forth in the reports, schedules, forms, statements and other documents required to be filed by TEUM under the Securities Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials and any amendments filed through the date hereof, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”), disclosure in any one of which shall apply to any and all representations and warranties made by TEUM in this Agreement, TEUM hereby represents and warrants to the ARTA, as of the date of this Agreement and as of the Closing Date, as follows:

2.1           Organization, Standing and Power. TEUM is a company duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. The TEUM Common Stock is currently trading on NYSE American (“NYSE American”) under the symbol “TEUM”. TEUM is duly qualified to do business as a foreign corporation doing business in each state in which it owns or leases real property and where the failure to be so qualified and in good standing would have a Material Adverse Effect on TEUM or its business. Other than the Subsidiaries, TEUM does not have an ownership interest in any corporation, partnership (general or limited), limited liability company or other entity, whether foreign or domestic (collectively such ownership interests including capital stock).

2.2           Capitalization.

(a)          On or about the date of this Agreement, there are 550,000,000 shares of capital stock of TEUM authorized, consisting of (i) 500,000,000 shares of TEUM Common Stock and (ii) 50,000,000 shares of Preferred Stock of TEUM, of which there are (i) approximately 16,082,068 TEUM Common Stock issued and outstanding with a par value of $0.0001, and (ii) there are no shares of Preferred Stock issued and outstanding.

2.3           Authority for Agreement. The execution, delivery, and performance of this Agreement by TEUM has been duly authorized by all necessary corporate and shareholder action, and this Agreement, upon its execution by the Parties, will constitute the valid and binding obligation of TEUM enforceable against it in accordance with and subject to its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights. The execution, delivery and performance of this Agreement and compliance with its provisions by TEUM will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under (whether with or without notice or lapse of time or both), TEUM 's Certificate of Incorporation or Bylaws, in each case as amended, or, in any material respect, any indenture, lease, loan agreement or other agreement or instrument to which TEUM is a party or by which it or any of its properties are bound, or any decree, judgment, order, statute, injunction, charge, rule or regulation or other restriction of any governmental agency applicable to TEUM except to the extent that any breach or violation of any of the foregoing would not constitute or result in a Material Adverse Effect on TEUM. Except as set forth the SEC Reports, no consent, filing with or notification to, or approval or authorization of any governmental, regulatory or other authority is required on the part of TEUM in connection with the execution, delivery and performance of this Agreement.

2.4           Issuance of the TEUM Shares. The shares of TEUM Common Stock issuable to ARTA will, when issued pursuant to this Agreement, be duly and validly authorized and issued, fully paid and non-assessable. The shares of TEUM Common Stock issuable to ARTA will rank pari passu with the existing TEUM Common Shares currently in issue. TEUM undertakes to assist ARTA with facilitating the electronic trading of the TEUM Shares after the lockup period.

2.5           Financial Statements.

(a)          The financial statements of TEUM included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. The financial statements (the “TEUM Financial Statements”) of TEUM included in its Form 10-K for the year ended December 31, 2016 and Form 10-Q for the quarter ending June 30, 2017 have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the footnotes thereto except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of TEUM and its Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject to normal, immaterial, year-end audit adjustments. There is no transaction, arrangement, or other relationship between TEUM or any Subsidiary and an unconsolidated or other off balance sheet entity that is not disclosed in its financial statements that should be disclosed in accordance with GAAP and that would be reasonably likely to have a Material Adverse Effect.

(b)          Except as disclosed in the consolidated financial statements contained in the TEUM Financial Statements, there has been no material change in the financial condition, operations or business of TEUM since the date of the most recent 10-Q filing.

(d)          Except as otherwise disclosed in the consolidated financial statements contained in the TEUM Financial Statements included in the SEC Reports, TEUM does not have any liabilities.

2.6           Governmental Consent. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party, including a party to any agreement with TEUM, is required by or with respect to TEUM in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state or securities laws,.

2.7           Litigation. Except as set forth in the SEC Reports, there is no action, suit, investigation, audit or proceeding pending against, or to the knowledge of TEUM threatened against or affecting, TEUM or any of its assets or properties before any court or arbitrator or any governmental or other body, agency or official in which an unfavorable outcome would materially harm TEUM’s financial position.

2.8           Interested Party Transactions. Except as set forth in the SEC Reports, TEUM is not indebted to any officer or director of TEUM (except for compensation and reimbursement of expenses incurred in the ordinary course of business and payment of which is not overdue), and no such person is indebted to TEUM.

2.9           Compliance with Applicable Laws. The business of TEUM has not been, and is not being, conducted in violation of any Applicable Law, except for possible violations which both individually and also in the aggregate have not had and are not reasonably likely to have a Material Adverse Effect. No investigation or review by any governmental entity with respect to TEUM is pending or, to the knowledge of TEUM after reasonable inquiry, threatened, nor has any governmental entity indicated an intention to conduct the same, except for investigations or reviews which both individually and also in the aggregate would not have, nor be reasonably likely to have, a Material Adverse Effect. TEUM has not been threatened or subject to delisting on any exchange on which it is traded.

2.10         No Undisclosed Liabilities. Except as set forth in the SEC Reports, there are no liabilities or debts of TEUM of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or debt.

2.11         Tax Returns and Payment. Except as set forth in the SEC Reports, TEUM has duly and timely filed all Tax Returns required to be filed by it and has duly and timely paid all Taxes. Except as disclosed in the TEUM Financial Statements, there is no claim for Taxes that is a lien against the property of TEUM other than liens for Taxes not yet due and payable, none of which Taxes is material. TEUM has not received notification of any audit of any Tax Return of TEUM being conducted or pending by a Tax authority, no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted by TEUM which is currently in effect, and TEUM is not a party to any agreement, contract or arrangement with any Tax authority or otherwise, which may result in the payment of any amount in excess of the amount reflected on the TEUM Financial Statements.

2.12         TEUM Public Filings. All public filings by TEUM under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are true, correct and complete in all material respects, are not misleading and do not omit to state any material fact which is necessary to make the statements contained in such public filings not misleading in any material respect. Except as set forth in the SEC Reports, all TEUM public filings under the Exchange Act have been timely made. TEUM is not in violation of the listing requirements of NYSE American and does not reasonably anticipate that the Common Stock will be delisted by NYSE American in the foreseeable future, nor are the Company’s securities “chilled” by FINRA. TEUM and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF ARTA.

Except as set forth in Disclosure Schedules, attached hereto, disclosure in any one of which shall apply to any and all representations and warranties made by ARTA in this Agreement, ARTA hereby represents and warrants to TEUM, as of the date of this Agreement and as of the Closing Date, as follows:

3.1           Organization, Standing and Authority; Ownership of Shares. ARTA is a corporation duly organized, validly existing and in good standing under the laws of England and Wales. ARTA has the full corporate power and corporate authority to execute, deliver and perform each Transaction Document to which it is a party. ARTA is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the properties owned or leased by it requires qualification. ARTA has all right, power and authority to execute and deliver this Agreement and each Transaction Document to which it is a party and to perform its obligations hereunder and thereunder. ARTA’s ordinary shares are currently trading on the Alternative Investment Market of the London Stock Exchange (“AIM”) under the symbol “ARTA”. ARTA is duly qualified to do business as a foreign corporation doing business in each jurisdiction in which it owns or leases real property and where the failure to be so qualified and in good standing would have a Material Adverse Effect on ARTA or its business. Other than its subsidiaries, ARTA does not have an ownership interest in any corporation, partnership (general or limited), limited liability company or other entity, whether foreign or domestic (collectively such ownership interests including capital stock).

3.2           Capitalization.

(a)          On or about the date of this Agreement, there are 313,588,578 shares of ARTA issued, consisting of only ordinary shares of ARTA with par value £0.05 (“ARTA Ordinary Shares”).

3.3           Authority for Agreement. The execution, delivery, and performance of this Agreement by ARTA has been duly authorized by all necessary corporate and shareholder action, and this Agreement, upon its execution by the Parties, will constitute the valid and binding obligation of ARTA enforceable against it in accordance with and subject to its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights. The execution, delivery and performance of this Agreement and compliance with its provisions by ARTA will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under (whether with or without notice or lapse of time or both), ARTA's Certificate of Incorporation or Bylaws, in each case as amended, or, in any material respect, any indenture, lease, loan agreement or other agreement or instrument to which ARTA is a party or by which it or any of its properties are bound, or any decree, judgment, order, statute, injunction, charge, rule or regulation or other restriction of any governmental agency applicable to ARTA except to the extent that any breach or violation of any of the foregoing would not constitute or result in a Material Adverse Effect on ARTA. Except as set forth the Disclosure Schedules, no consent, filing with or notification to, or approval or authorization of any governmental, regulatory or other authority is required on the part of ARTA in connection with the execution, delivery and performance of this Agreement.

3.4           Issuance of the ARTA Shares.

(a)          The ARTA Ordinary Shares issuable to TEUM will, when issued pursuant to this Agreement, be duly and validly authorized and issued, credited as fully paid up and shall rank parri passu with the existing ARTA Ordinary Shares currently in issue.

(b)          ARTA confirms that it has authorised its nominated advisor to make application on its behalf in accordance with Rule 29 of part 1 of the AIM Rules for Companies in connection with the admission to trading on AIM of the ARTA Shares (the “Application”) and undertakes that it will pay all such fees as may be necessary to obtain admission of the ARTA Shares to trading on AIM becoming effective in accordance with Rule 6 of Part 1 of the AIM Rules for Companies by no later than 8.00 am on December 31, 2017 or such later date as is agreed in writing between the parties.

3.5           ARTA is aware that the TEUM Shares have not been registered under the Securities Act, or any state securities laws or regulations in reliance upon the exemption set forth in Section 4(2) of the Securities Act and safe-harbor set forth in Regulation S adopted under the Securities Act that provides certain offerings conducted outside the United States are not subject to the registration requirements of the Securities Act, and similar exemptions under state law. ARTA will not offer or sell the TEUM Shares unless they are registered or are exempt from registration under the Securities Act and any applicable state securities laws or regulations.

3.6           Financial Statements.

(a)          The financial statements of ARTA included in the Disclosure Schedules are true and complete copies of the financial statements of ARTA (the “ARTA Financial Statements”) and have been prepared in accordance with IFRS, except as may be otherwise specified in such financial statements or the footnotes thereto except that unaudited financial statements may not contain all footnotes required by IFRS, and fairly present in all material respects the financial position of ARTA and its subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject to normal, immaterial, year-end audit adjustments. There is no transaction, arrangement, or other relationship between ARTA or any of its subsidiaries and an unconsolidated or other off balance sheet entity that is not disclosed in its financial statements that should be disclosed in accordance with IFRS and that would be reasonably likely to have a Material Adverse Effect.

(b)          Except as disclosed in the consolidated financial statements contained in the ARTA Financial Statements, there has been no material change in the financial condition, operations or business of ARTA since June 30, 2017.

(d)          Except as otherwise disclosed in the consolidated financial statements contained in the ARTA Financial Statements included in the Disclosure Schedules, ARTA does not have any liabilities.

3.7           Governmental Consent. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party, including a party to any agreement with ARTA, is required by or with respect to ARTA in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state or securities laws,.

3.8           Litigation. Except as set forth in the Disclosure Schedules, there is no action, suit, investigation, audit or proceeding pending against, or to the knowledge of ARTA threatened against or affecting, ARTA or any of its assets or properties before any court or arbitrator or any governmental or other body, agency or official in which an unfavorable outcome would materially harm ARTA’s financial positon.

3.9           Interested Party Transactions. Except as set forth in the Disclosure Schedules, ARTA is not indebted to any officer or director of ARTA (except for compensation and reimbursement of expenses incurred in the ordinary course of business and payment of which is not overdue), and no such person is indebted to ARTA.

3.10         Compliance with Applicable Laws. The business of ARTA has not been, and is not being, conducted in violation of any Applicable Law, except for possible violations which both individually and also in the aggregate have not had and are not reasonably likely to have a Material Adverse Effect. No investigation or review by any governmental entity with respect to ARTA is pending or, to the knowledge of ARTA after reasonable inquiry, threatened, nor has any governmental entity indicated an intention to conduct the same, except for investigations or reviews which both individually and also in the aggregate would not have, nor be reasonably likely to have, a Material Adverse Effect. ARTA has not been threatened or subject to delisting on any exchange on which it is traded.

3.11         No Undisclosed Liabilities. Except as set forth in the Disclosure Schedules, there are no liabilities or debts of ARTA of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or debt.

3.12         Tax Returns and Payment. Except as set forth in the Disclosure Schedules, ARTA has duly and timely filed all Tax Returns required to be filed by it and has duly and timely paid all Taxes. Except as disclosed in the ARTA Financial Statements, there is no claim for Taxes that is a lien against the property of ARTA other than liens for Taxes not yet due and payable, none of which Taxes is material. ARTA has not received notification of any audit of any Tax Return of ARTA being conducted or pending by a Tax authority, no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted by ARTA which is currently in effect, and ARTA is not a party to any agreement, contract or arrangement with any Tax authority or otherwise, which may result in the payment of any amount in excess of the amount reflected on the ARTA Financial Statements.

ARTICLE IV

CERTAIN COVENANTS AND AGREEMENTS

4.1           Additional Covenants and Agreements. The Parties hereto do hereby mutually covenant and agree as to the matters set forth in this Section 4.1 below:

(a)          Announcement. No Party shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other Party hereto (which consent shall not be unreasonably withheld or delayed), except as may be required by Applicable Law or securities regulation. Notwithstanding anything in this Section 4.1 to the contrary, the Parties will, to the extent practicable, consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statements with respect to this Agreement and the transactions contemplated hereby whether or not required by Applicable Law.

(b)          Notification of Certain Matters. Each Party shall give prompt written notice to the other Party upon becoming aware of:

(i)          The occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date; and

(ii)         Any material failure of TEUM, on the one hand, or ARTA, on the other hand, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

(c)          Reasonable Efforts. Before Closing, upon the terms and subject to the conditions of this Agreement, the Parties agree to use their respective reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to applicable laws) and with their respective policies to consummate and make effective the Exchange and other transactions contemplated by this Agreement as promptly as practicable including, but not limited to:

(i)          The preparation and filing of all forms, registrations and notices required to be filed to consummate the Exchange, including without limitation, any approvals, consents, orders, exemptions or waivers by any third party or governmental entity; and

(i)          The satisfaction of the other Party's conditions precedent to Closing.

(d)          Access to Information.

(i)          Inspection by ARTA. ARTA will make available for inspection by TEUM and its advisers, during normal business hours and in a manner so as not to interfere with normal business operations, all of ARTA’s records (including tax records), books of account, premises, contracts and all other documents in ARTA’s possession or control that are reasonably requested by TEUM or its advisers to inspect and examine the business and affairs of ARTA. ARTA will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of TEUM concerning the business and affairs of ARTA. TEUM will treat and hold as confidential any information they receive from ARTA in the course of the reviews contemplated by this Section 4.1(d). No examination by TEUM will, however, constitute a waiver or relinquishment by TEUM of its rights to rely on ARTA’s covenants, representations and warranties made herein or pursuant hereto.

(ii)         Inspection by TEUM. TEUM will make available for inspection by ARTA and its advisers, during normal business hours and in a manner so as not to interfere with normal business operations, all of TEUM’s records (including tax records), books of account, premises, contracts and all other documents in TEUM’s possession or control that are reasonably requested by ARTA or its advisers to inspect and examine the business and affairs of TEUM. TEUM will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of ARTA concerning the business and affairs of TEUM. ARTA will treat and hold as confidential any information it receives from TEUM in the course of the reviews contemplated by this Section 4.1(d). No examination by ARTA will, however, constitute a waiver or relinquishment by ARTA of its rights to rely on TEUM’s covenants, representations and warranties made herein or pursuant hereto.

(e)          Notice of Developments. Each Party shall give prompt written notice to the others of any development causing a breach of any of its representations and warranties contained in this Agreement. No disclosure by any Party pursuant to this Section 4.1(e), however, shall be deemed to amend or supplement the SEC Reports or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

4.2           TEUM Shares Lock-Up/Leak-Out Agreement. Except as otherwise expressly provided herein, ARTA agrees not to sell, assign, pledge, hypothecate, encumber, or transfer any of the TEUM Shares or any interest therein, until the nine month anniversary of the Closing Date (the “Lock-Up Period”), subject to the following:

(a)          Commencing 30 days from the end of the Lock-Up Period, ARTA agrees not to sell more than 1/5th of the TEUM Shares in any 30-day period (the “Leak-Out Period”) with the first sale not to occur prior to 30 days after the end of the Lock-Up Period (the “Leak-Out Restriction”).

(b)          ARTA shall not engage in any short selling (as defined under Rule 200 of Regulation SHO under the Exchange Act) of the Exchange Securities during the Lock-Up Period or while the Leak-Out Restriction is in effect.

(c)          The following legend describing this Agreement shall be imprinted on each stock certificate representing Common Stock covered hereby, and the transfer records of the Company’s transfer agent shall reflect such appropriate restrictions:

“THE TRANSFERABILITY OF THE SHARES REPRESENTED BY THIS STOCK CERTIFICATE IS SUBJECT TO THE TERMS OF THE LOCK-UP AND LEAK-OUT AGREEMENT ENTERED INTO BY THE SHAREHOLDER AND THE COMPANY.”

(d)          During the Leak-Out Period, TEUM shall maintain its “reporting” status with the Securities and Exchange Commission; file all reports that are required to be filed by it during such period; and use its “best efforts” to ensure that the Common Stock is continually quoted for public trading on a nationally recognized stock exchange.

4.3           ARTA Shares Lock-In/Orderly Market Agreement .

(a)          TEUM hereby undertakes to ARTA and finnCap:

(i)          not at any time during the Lock-Up Period, without the prior written consent of ARTA, to offer, dispose of, or agree to offer or otherwise dispose of directly or indirectly, whether for consideration or not:

a. any ARTA Shares (or any legal or beneficial interest in any ARTA Shares); or

b. any securities of ARTA that are substantially similar to the ARTA Shares (or any legal or beneficial interest in such securities or right in respect of such securities) including any securities that are convertible into or exchangeable for, or that represent the right (whether conditional or not) to receive ARTA Shares or any such substantially similar securities, or do anything with the same or substantially the same economic effect as any of the foregoing (including, a derivatives transaction); and

(ii)         not, whilst finnCap remains as broker to the Company, until the end of the Lock-Up Period make any such disposal as is referred to in section 4.3(a)(i) above except through finnCapIn this section 4.3(a), "dispose" includes mortgaging, pledging, charging, lending, assigning, selling, transferring, issuing or granting options, rights or warrants or otherwise disposing.

(b)          TEUM acknowledges that any decision by finnCap and/or ARTA to withhold consent in any of the circumstances mentioned in section 4.3(a) shall not form the basis of any claim against finnCap and/or ARTA for any damage, loss, cost or expense alleged to have been caused by such decision.

(c)          In view of the difficulties in placing a monetary value upon the effects of any breach of the terms of the undertakings referred to in this section 4.3, TEUM recognises that finnCap and ARTA will be entitled to seek injunctive relief as well as any other relief which may be appropriate under the circumstances in any court of competent jurisdiction in the event of any breach or anticipatory breach of the obligations set out in this agreement.

ARTICLE V

CONDITIONS OF CLOSING

5.1           Conditions Precedent to Obligations of ARTA. The obligations of ARTA hereunder in connection with the Closing are subject to the following conditions being met:

(a)          the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties of ARTA contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(b)          all obligations, covenants and agreements of ARTA required to be performed at or prior to the Closing Date shall have been performed;

(c)          from the date hereof to the Closing Date, trading in the ARTA Ordinary Shares shall not have been suspended by ARTA’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United Kingdom or London authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of TEUM, makes it impracticable or inadvisable to exchange the Exchange Securities at the Closing; and

(d)          the delivery by ARTA of the items set forth in Section 1.4 of this Agreement.

5.2           Conditions Precedent to Obligations of TEUM. The obligations of TEUM hereunder in connection with the Closing are subject to the following conditions being met:

(a)          the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of TEUM contained herein (unless as of a specific date therein);

(b)          all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(c)          from the date hereof to the Closing Date, trading in the TEUM Common Stock shall not have been suspended by the Commission or TEUM’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of ARTA, makes it impracticable or inadvisable to exchange the Exchange Securities at the Closing; and

(d)          the delivery by TEUM of the items set forth in Section 1.3 of this Agreement.

ARTICLE VI

INDEMNIFICATION

6.1           Indemnification by TEUM. Subject to the provisions of this Article VI, TEUM agrees to indemnify, defend and hold harmless ARTA from and against any and all Losses incurred or suffered arising out of any breach of any representation or warranty in this Agreement and/or in any Transaction Document made or given by TEUM.

6.2        Indemnification by ARTA Subject to the provisions of this Article VI, ARTA agrees to indemnify, defend and hold harmless TEUM from and against any and all Losses incurred or suffered arising out of any breach of any representation or warranty in this Agreement and/or in any Transaction Document made or given by ARTA.

6.3           Other Indemnification Arrangements.

(a)          Notwithstanding the other provisions of this Article VI, no Indemnitor shall be liable under this Article VI or otherwise for a breach of representation or warranty unless the Indemnitee gives notice of a claim against such Indemnitor giving reasonable details of the claim and the events which gave rise to the claim and, if practicable, the Indemnitee’s genuine pre-estimate of the amount of the claim not later than 12 months (the “Claims Period”) after the Closing Date (and for the avoidance of doubt, claims asserted in writing before such date shall be deemed timely made regardless of whether litigation or arbitration proceedings are commenced by such date) and proceedings in respect of any claim so notified are commenced (by the issue and service of a claim form) within six months of such notification if the claim is not settled within such six month period. Such limitation shall not apply to Indemnifiable Claims arising out of an inaccuracy of a statement, or a breach of warranty, as applicable, set forth in this Agreement, which shall survive the Claims Period without limitation.

(b)          Indemnitee agrees to give to the Indemnitor prompt written notice of any claim with respect to which it may be entitled to indemnity or damages hereunder (but the obligations of Indemnitor under this Article 6.3 or otherwise shall not be impaired by failure to give such notice except to the extent said failure actually causes Losses to, or prejudices the rights of Indemnitor). Indemnitor shall have the right to (and shall upon the request of Indemnitee) assume, with counsel reasonably satisfactory to Indemnitee, the defense of any such claim brought by a third party. After Indemnitor’s written confirmation of the assumption of the defense of any such claim and its obligation to indemnify and hold harmless Indemnitee in respect thereof Indemnitor shall not be responsible for the legal fees and expenses of counsel independently retained by Indemnitee during the continuance of such assumption (but shall be liable for any such fees and expenses other than during the continuance of such assumption). Indemnitor may effect any settlement, adjustment or other compromise (collectively, “Settlement”) of any such claim without the consent of Indemnitee if Indemnitor has paid, or made adequate provision for the payment of, the amount of such Settlement at the time thereof and obtained a complete release respecting any such claims against the Indemnitee, as applicable, provided that before entering into any Settlement that involves any remedy other than the payment of money by Indemnitor, Indemnitor shall obtain the prior written consent of Indemnitee, which shall not be unreasonably withheld, denied or delayed. Indemnitee may, at its election, employ counsel at its own expense in connection with the handling of any such claim. Indemnitee shall have the right to enter into any Settlement of any such claim provided Indemnitee shall not be entitled to any indemnification or damages hereunder in connection with the payment of any amounts pursuant to any Settlement agreed to by it unless such Settlement is consented to in writing by Indemnitor, which consent shall not be unreasonably withheld, denied or delayed. The Parties agree to cooperate with each other in connection with the defense, negotiation or Settlement of any claim of a third party.

(c)          The Indemnitee shall not be entitled to claim more than once in respect of the same loss or damage. The Indemnitee shall not have any claim under this Agreement in respect of any matter to the extent that the facts which might result in a claim or possible claim were fairly disclosed in the Disclosure Schedule or in this Agreement or the other documents referred to in this Agreement.

(d)          No Indemnitor shall have a liability for a claim under this Agreement unless and until such claim reaches final determination, which means:

(i)          the relevant Indemnitor(s) and the Indemnitee agreeing a settlement in respect of the relevant claim or it being otherwise satisfied; or

(ii)         an order or a decree of a court of competent jurisdiction being given in proceedings in respect of a relevant claim and such order or decree being final and not or no longer appealable.

(e)          If any claim under this Agreement is based upon a liability that is contingent only an Indemnitor shall not be liable to make any payment to an Indemnitee, unless and until such contingent liability becomes an actual liability and is discharged and in the case of a claim under the warranties set out in this Agreement loss is proven.

(f)          Where an Indemnitee is at any time entitled to recover from some other Person any sum in respect of any matter giving rise to a claim under this Agreement the Indemnitee shall undertake all reasonable steps to enforce such recovery prior to taking any actions (other than notifying the Indemnitor of the claim) against an Indemnitor and in the event that an Indemnitee shall recover any amount from such other Person the amount of the claim against an Indemnitor shall be reduced by the amount recovered less the reasonable costs incurred by the Indemnitee in recovering that sum from such other person.

(g)          If an Indemnitor makes any payment to an Indemnitee in relation to any claim under this Agreement and the Indemnitee subsequently receives from a third party any amount referable to, or any benefit which would not have been received but for the circumstances giving rise to, the subject matter of that claim, the Indemnitee shall, once it has received such amount or benefit, immediately repay or procure the repayment to the Indemnitor of either:

(i)          the amount of such receipt (after deducting an amount equal to the reasonable costs of the Indemnitee incurred in recovering such receipt and any taxation payable on it); or if lesser,

(ii)         the amount paid in respect of such claim by the Indemnitor together with any interest or repayment supplement paid to the Indemnitee in respect of it.

(h)          Nothing in this Section shall in any way affect or prejudice the Indemnitee’s common law duty to mitigate its loss.

(i)          ARTA shall not be entitled to claim in respect of any matter provided for in the TEUM Financial Statements.

(j)          TEUM shall not be entitled to claim in respect of any matters provided for in the ARTA Financial Statements.

6.4           Maximum Liability. The aggregate liability of the Indemnitor in respect of all claims under this Agreement will not exceed an amount equal to the consideration received by that Indemnitor under this Agreement

6.5           Small claims throw away. An Indemnitor will not be liable for any claim unless the amount of the liability in respect of that claim (excluding interest and costs) exceeds $5,000.

6.6           Threshold. A Indemnitor will not be liable for any claim unless and until the amount of the liability in respect of that claim, when aggregated with the amount of the liability in respect of all other claims (excluding any amounts in respect of a claim for which the Indemnitor has no liability because of Article 6.5), exceeds $50,000 in which event the Indemnitor will be liable for the whole amount of such liability and not merely for the excess.

6.7           Fraud. The limitations set out in this Article VI shall not apply to an Indemnitor in respect of Liabilities arising from fraud or willful non-disclosure on the part of that Indemnitor, its agents or advisers.

ARTICLE VIII

MISCELLANEOUS

7.1           Termination. This Agreement may be terminated before the Closing by a Party by written notice to the other Party, if the Closing has not been consummated on or before December 31, 2017; provided, however, that such termination will not affect the right of any party to sue for any breach by any other party.

7.2           Entire Agreement, Survival.

(a)          This Agreement, and the documents referred to in it, constitute the entire agreement and understanding of the Parties and supersede any previous agreements made or existing between the Parties or any of them before or simultaneously with this Agreement and relating to the subject matter of this Agreement (all of which shall be deemed to have been terminated by mutual consent with effect from the date of this Agreement).

(b)          Each of the Parties acknowledges and agrees that on entering into this Agreement, and the documents referred to herein, does not rely on, and shall have no remedy in respect of, any statement, representation, warranty or understanding (whether negligently or innocently made) of any person (whether party to this Agreement or not) other than as expressly set out in this Agreement.

(c)          Save as provided for in section 7.3(b), the only remedy available to a Party for a breach of this Agreement shall be for breach of contract under the terms of this Agreement.

(d)          Nothing in this Section 7.2 shall, however, operate to limit or exclude any liability for fraud.

(e)          Except as otherwise permitted by this Agreement no change to its terms shall be effective unless it is in writing and signed by or on behalf of each of the Parties.

7.3           Jurisdiction and Governing Law; Jury Trial.

(a)          This Agreement shall be governed by and construed solely and exclusively in accordance with the internal laws of England & Wales without regard to the conflicts of laws principles thereof. The Parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a court located in the City, of London, England. By its execution hereof, the Parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in London, England, and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in London. The Parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of all of its reasonable counsel fees and disbursements.

(b)          Each of the Parties hereto acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement or any other Transaction Document was not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and the other Transaction Documents to enforce specifically the terms and provisions hereof and thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(c)          Each of the Parties hereto hereby waives a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with this Agreement or any Transaction Document.

7.4           Schedules; Tables of Contents and Headings. Any section required to be attached and not attached to this Agreement on the Agreement Date shall be deemed to have been attached thereto with the following thereon: “None.” The table of contents and section headings of this Agreement and titles given to Schedules to this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. All notices and other communications under this Agreement shall be in writing and shall be deemed given when (a) delivered personally or (b) delivered by a responsible overnight courier service, in each such case delivered or mailed to the Parties at the addresses set forth below (or to such address as a Party may have specified by notice given to the other Parties pursuant to this provision).

7.5           Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect (a) such provision shall be enforced to the maximum extent permissible under applicable law, and (b) the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

7.6        Expenses. Each Party shall pay the fees and expenses of its own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents.

7.7        Notices.         All notices and other communications under this Agreement shall be in writing and shall be deemed given when (a) delivered personally or (b) delivered by a responsible overnight courier service, in each such case delivered or mailed to the Parties at the addresses set forth below (or to such address as a Party may have specified by notice given to the other Parties pursuant to this provision). The addresses for such communications shall be:

If to ARTA to:

Artilium PLC
Attn: Bart Weijermars
Vaartdijkstraat 19, 8200 Brugge, Belgium

If to TEUM to:

Pareteum Corporation
100 Park Avenue, 16th Floor
New York, New York 10017
Attention: Edward O’Donnell

With a copy (which shall not constitute notice) to:

Sichenzia Ross Ference Kesner LLP
1185 Avenue of the Americas, 37rh Floor
New York, NY 10036
Attention: Darrin M. Ocasio, Esq.

7.8           Miscellaneous Provisions.

(a)          Subject and without prejudice to Section 7.1, all rights and remedies of any Party under any provision of this Agreement shall be in addition to any other rights and remedies provided for by any law of any kind (including all forms of legal and equitable relief, including specific performance), all rights and remedies contemplated in the preceding part of this sentence shall be independent and cumulative, and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one right or remedy shall not be deemed to be an election of such right or remedy or to preclude or waive the exercise of any other right or remedy.

(b)          Any Party may waive compliance by another with any of the provisions of this Agreement provided that (i) no waiver of any provision shall be construed as a waiver of any other provision, (ii) any waiver must be in writing and shall be strictly construed, and (iii) a waiver in any one instance shall not be deemed a waiver in any subsequent instance.

(c)          This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Parties may not assign this Agreement or any rights or obligations hereunder without the prior written consent. A Party may assign any or all of its rights under this Agreement to any Person to whom the Party assigns or transfers any Exchange Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Exchange Securities, by the provisions of the Transaction Documents that apply to such Party.

(d)         This Agreement may be executed via fax and or other electronic transmission in counterparts, each of which shall be an original, but which together shall constitute one and the same Agreement.

(e)           Each Party (severally) shall indemnify and hold harmless the other Parties from and against any and all claims for investment bankers, brokers, finders or similar commissions (“Third Party Commission”) made by any Person as a result of this Agreement and the transactions contemplated hereunder to the extent that any such Third Party Commission was incurred, or alleged to have been incurred, by or through that Party.

[Signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

PARETEUM CORPORATION

By:
Name:	Robert H. Turner
Title:	Executive Chairman

ARTILIUM, PLC

By:
Name:
Title:

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